Exhibit 10.3
EXECUTION VERSION

FIRST AMENDMENT TO STRATEGIC AGREEMENT
THIS FIRST AMENDMENT TO STRATEGIC AGREEMENT (this “Amendment”)
is made and entered into as of this 6th day of May, 2026, by and between (i) STARWOOD CAPITAL GROUP GLOBAL III, L.P., a Delaware limited partnership (“Starwood”), and (ii) MARA USA CORPORATION, a Delaware corporation (“MARA”; and together with Starwood, each a “Party” and collectively, the “Parties”).

WITNESSETH

WHEREAS, Starwood and MARA entered into that certain Strategic Agreement dated as of February 26, 2026 (as may be amended or assigned, the “Strategic Agreement”), to pursue the pre-development, marketing, acquisition, ownership, development, leasing and financing of the Target Properties; and
WHEREAS, the Parties mutually desire to amend certain terms and conditions of the Strategic Agreement as more particularly set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and of the good and valuable consideration, the Parties hereby agree as follows:

1.Capitalized Terms. Capitalized terms used in this Amendment which are not otherwise defined herein shall have the meanings afforded to them in the Strategic Agreement.

2.Amendments.

(a)A new Section 5(g) is hereby added to the Strategic Agreement in numerical order:

“Notwithstanding anything contained in this Section 5 or elsewhere in this Agreement to the contrary, the Pursuit Costs Budget for the Granbury Target Property shall be deemed increased by $3,500,000.00 solely for purposes of funding Approved Litigation Costs (such increased amount, the “Approved Litigation Budget Increase”). Any Approved Litigation Costs incurred by Starwood and/or its Affiliates that are within the Approved Litigation Budget Increase shall constitute “Approved Pursuit Costs” for purposes of this Agreement; provided, however, that notwithstanding Section 5(a) above, such Approved Litigation Costs shall be borne by the Parties on a 50 / 50 basis (i.e.,
$1,750,000.00 per Party) rather than being funded 100% by MARA. Starwood shall (i) pursuant to and subject to Section 4(b), keep MARA reasonably apprised of the status of any Approved Litigation and (ii) shall endeavor in good faith to consult with MARA in advance of making any material decisions with respect to any Approved Litigation, including, without limitation, decisions relating to the settlement, compromise or resolution thereof, in each case, with respect to the foregoing clauses (i) or (ii), unless doing so would jeopardize any legal or evidentiary privilege or protection or violate any applicable law so long as Starwood uses reasonable efforts, to the extent possible, to make an alternative disclosure arrangement that would not result in the foregoing; provided, however, (x) Starwood shall have the final decision-making authority in its sole discretion to make any decision with respect to any Approved Litigation and (y) the failure by Starwood to consult (or endeavor to consult) with MARA as provided in the foregoing clause (ii) shall not constitute a breach hereunder and MARA shall have no right to enjoin any such action taken by Starwood for failure to so consult (or endeavor to consult).”

(b)The following definitions are hereby added to Exhibit A of the Strategic
Agreement:

“Approved Litigation” shall mean any claim, litigation, arbitration, summons and/or other claim or proceeding related to Starwood’s and/or its Affiliates’s performance of, or pursuit of, the Pre-Development Activities (including, without limitation, obtaining applicable entitlements, permits and approvals) pursuant to Section 4(a) with respect to (a) the Granbury Target Property, (b) the Wheeler and Tibljas Property and/or (c) the existing Accretive Property known as the Constellation land.

“Approved Litigation Costs” shall mean any and all out-of-pocket costs and expenses incurred by Starwood or its Affiliates with respect to any Approved Litigation.

3.Conflict; Effect. Except as amended and/or modified by this Amendment, the Strategic Agreement is hereby ratified and confirmed and all of the terms of the Strategic Agreement are and shall remain in full force and effect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Strategic Agreement, the provisions of this Amendment shall prevail.

4.Counterparts; Electronic Signatures. This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same agreement. Each of the Parties agree that this Amendment and any other documents to be delivered in connection herewith may be electronically signed, that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by DocuSign or any other digital signature provider) appearing on this Amendment or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Amendment and such other documents may be made by facsimile, email or other electronic transmission.
5.No Other Amendments. Except as otherwise expressly amended by this Amendment, this Amendment shall not otherwise operate to waive, modify, release, consent to or in any manner affect any rights or obligations of Starwood and MARA under the Strategic Agreement, and the Strategic Agreement (as amended by this Amendment) remains in full force and effect.

6.Successors and Assigns. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective permitted successors and assigns.
[Signatures Contained on Following Page]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first set forth above.

STARWOOD:

STARWOOD CAPITAL GROUP GLOBAL III, L.P.,
a Delaware limited partnership

By: SCGG III GP, L.L.C.
a Delaware limited liability company, its General Partner

By: /s/ Nick Antonopoulos
Name: Nick Antonopoulos
Title: Managing Director

[Morpheus - Signature Page to First Amendment to Strategic Agreement]

MARA:
MARA USA CORPORATION,
a Delaware corporation

By: /s/ Salman Khan
Name: Salman Khan
Title: Chief Financial Officer
[Morpheus - Signature Page to First Amendment to Strategic Agreement]